UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2011

JBI, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1783 Allanport Road, Thorold Ontario		L0S 1K0
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(905) 384-4383

N/A
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Between December 30, 2011 and January 6, 2012, JBI, Inc. (the “Company”) entered into separate Subscription Agreements (the “Purchase Agreements”) with 13 investors (the “Purchasers”) in connection with a private placement of units consisting of one share of common stock and a warrant (the “Warrants”) to purchase 0.5 shares of common stock.  Pursuant to the Purchase Agreements, the Company agreed to sell and issue to the Purchasers an aggregate of 2,795,000 shares of its common stock and warrants to purchase up to an additional 1,397,500 shares of its common stock. The per unit purchase price was $1.00 and the gross proceeds to the Company were $2,795,000.

The Purchase Agreements contain a provision whereby the Company is required (subject to certain exceptions)  to issue additional shares to the Purchasers in the event the Company subsequently sells or is deemed to have sold shares of its common stock for a price less than $1.00 per share.  The number of additional shares issuable will be an amount sufficient to cause the Purchaser to have received, in total, the number of shares such Purchaser would have received in the private placement had it purchased the units at the lower purchase price.  The Company’s obligation to issue additional shares terminates immediately following an equity financing by the Company having gross proceeds of at least $5 million.

The Warrants have an eighteen month term, are exercisable immediately, and have an initial exercise price of $2.00 per share of common stock, which is subject to adjustment upon stock splits, stock combinations and the like.  No registration rights were granted to the Purchasers in connection with the securities sold in the private placement.

The foregoing summaries of the private placement, the securities to be issued in connection therewith, the form of Purchase Agreement and the form of Warrant do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.  The Purchase Agreement contains representations and warranties that the parties made solely for the benefit of each other, in the context of all of the terms and conditions of the Purchase Agreement. Accordingly, other investors, holders and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Purchase Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, and any such changes may not be fully reflected in the Company’s reports or other filings with the SEC.

Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the transactions contemplated by the Purchase Agreement described in Item 1.01 above, the Company issued the securities referenced therein. The issuances were made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that the offering was made to “accredited investors” and no public solicitation was made.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
4.1	Form of Warrant.
10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

January 6, 2012                                                                     By:          /s/ John Bordynuik
Name:     John Bordynuik
Title:       Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant.
10.1	Form of Subscription Agreement.